EXHIBIT 10.1
                                                                    ------------

                            ASSET PURCHASE AGREEMENT
                            ------------------------

        THIS ASSET PURCHASE AGREEMENT (this "Agreement") dated this 3rd day of September, 2003 by and among Greystone Plastics, Inc., ("Seller"), an Iowa corporation, and Greystone Manufacturing, L.L.C., a limited liability company ("Buyer").

                              W I T N E S S E T H:
                               - - - - - - - - - -

        WHEREAS, Seller owns and operates a beverage pallet business out of facilities located at 28439 Great River Road, Princeton, Iowa 52768 ("the "Business").

        WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell its business assets (the "Business") to Buyer, subject to the terms and conditions of this Agreement,

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE
                                -----------------

        Section 1.1 Sale of Assets. On the Closing Date, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of all liens, encumbrances and adverse claims of any kind (as defined below), all assets, properties, rights, or claims owned by Seller or used by Seller in connection with the operation of the Business, of every kind and description, whether tangible or intangible, real, personal or mixed (the "Assets") including without limitation the following:

        (a)  All equipment, machinery, furniture, and fixtures;

        (b)  Manufacturing Facility, building and all related real property;

        (c) All rights to the name "Greystone Plastics, Inc." ("Greystone") and all other intangible property of Seller, including without limitation, technology, patents, license agreements, trade secrets, contract rights, and customer lists; and

        (d) All raw materials, work-in-process, account receivables (accruing after 6:00 a.m., Thursday, September 4, 2003) and other inventory of Seller.

        (e) All licenses, permits, orders, certificates, trademarks, service marks, trade names, prospect lists, proprietary information and all other intangible property, necessary or incidental to the ownership, operation or maintenance of the Business or the Assets;

        (f) All books and records, customer lists, contract files, software programs, supplier lists, invoices, government filings, drawings and specifications, and all other documents and information relating to the ownership, operation or maintenance of the Business or the Assets; and

        (g)  All goodwill associated with the Business.

             Section 1.1.1 Change of Name. In addition to the sale of intellectual property Greystone Plastics, Inc., agrees to change its name and file an amendment with the Iowa Secretary of State evidencing same within thirty
(30) days of Closing.
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        Section 1.2 Excluded Assets. Notwithstanding the foregoing, Seller shall not sell and transfer to Buyer the following assets (the "Excluded Assets"):

        (a) All of Seller's rights to payment for services performed or property sold as existing at the Closing (the "Receivables"); and

        (b) All currency in the possession of Seller on the Closing Date and all of Seller's bank deposits (net of any valid claims against such deposits), certificates of deposit, securities and rights to payment for credit extended as existing on the Closing Date (the "Cash").

        (c) Seller retains the right to use the name "Greystone Plastics, Inc." for trucking purposes only;

        (d)  All finished product made before 6:00 a.m., September 4, 2003; and

        (e) Notwithstanding Section 1.1, Seller retains the exclusive rights in the "Tonya" lawsuit and the "Mel Foster/Eldridge Development" lawsuit. Seller shall pay all costs, attorney fees, incurred in said lawsuits, and Seller shall be entitled to any judgment in its favor and the monetary award resulting from said judgment. Buyer shall have no interest or involvement in said law suits since the facts of both cases arose prior to this sale.

        Section 1.3 Assumption of Liability. In connection with the acquisition of the Assets, Buyer shall not assume any debt, expense, liability or obligation heretofore arising out of the Business or Seller's ownership of the Assets, except that at the Closing Buyer shall assume and agree to pay, perform or otherwise discharge the following obligations and liabilities (the "Assumed Obligations"):

        (a) Seller's obligations under the Assigned Contracts, but only insofar as the performance of such obligations arise after the Closing Date.

        Section 1.4 Closing. Closing of the purchase and sale provided for herein (the "Closing") shall take place at 7:00 p.m., local time, on Wednesday, September 3, 2003 at the offices of Hall, Estill, Hardwick, Gable, Golden & Nelson, 320 South Boston Avenue, Suite 400, Tulsa, Oklahoma 74103 or at such other time, date and place as may be mutually agreed upon in writing by Buyer and Seller (such time and date being referred to herein as the "Closing Date").

        At the Closing, Seller shall deliver to Buyer the following:

        (a) duly executed deeds, bills of sale, assignments and other instruments of conveyance conveying the Assets to Buyer in such form and substance as Buyer shall reasonably request;

        (b) certified copies of resolutions duly adopted by Seller's Board of Directors and shareholders approving this Agreement, any related agreements or documents and the sale of the Assets to Buyer as contemplated hereby;

        (c)  all tangible Assets; and

        (d) a certificate of an officer of Seller dated the Closing Date to the effect that each of their representations contained herein is true and correct as of the Closing Date as if made on and as of the Closing Date and that each of them has complied with all covenants imposed on it through the Closing Date.

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        At the Closing, Buyer shall deliver to Seller the Purchase Price (as defined below) in the form of a wire transfer in the amount of $4,250,000 ("Wire Transfer Payment"), assumption of certain equipment debt owed to US BANCORP in the amount of approximately $750,000 and a note payable to Bill Hamilton and his assigns and in the amount of $7.5 million dollars in the form of a Senior Secured Promissory Note ("Note") and Security Agreement in the amount of $5 million dollars and a Real Estate Note and Mortgage in the amount of $2.5 million dollars as set forth in Schedule 1.4 hereof. The Security Agreement shall provide the Note holders with a 1st lien/mortgage interest in those assets listed in Section 1.1(a)(b) hereof. The actual balance of the US BANCORP note and the wire transfer payment will be adjusted as of the Closing Date.


                                   ARTICLE II
                              PRICE AND ALLOCATION
                              --------------------

        Section 2.1 Purchase Price. The Purchase Price ("Purchase Price") for the Assets shall be: TWELVE MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO/100 ($12,500,000)[based on $495,000 of inventories which will be counted on the Closing Date and an adjustment made to the purchase price, up or down] payable in cash at the Closing.

        Section 2.2 Risk of Loss. The risk of loss or destruction or damage to any or all of the Assets from any cause whatsoever at all times prior to the date of Closing, shall be borne by Seller. Subsequent to the date of Closing, the risk of loss or destruction of or damage to any or all the Assets from any cause whatsoever shall be borne by Buyer.

        Section 2.3 Allocation of Purchase Price. An allocation of the Purchase Price in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended ("Code"), and regulations thereunder, is attached as Schedule 2.3 hereto. After the date of Closing, Seller and Buyer shall each file Form 8594 as required under Code Section 1060. Seller and Buyer shall prepare their respective federal, state and local tax returns in a manner consistent with such allocation.


                                   ARTICLE III
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER
               ---------------------------------------------------

        Except as specifically set forth on Schedule 3.0 hereto, Seller hereby represents and warrants to Buyer, and covenants with Buyer, as follows:

        Section 3.1 Corporate Existence; Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all necessary corporate and other action; and no further corporate or other action is necessary for Seller to execute and deliver this Agreement and to consummate and perform its obligations hereunder.

        Section 3.2 Consents. No consent, approval, waiver or authorization of, or the making of any declaration or filing with, any governmental authority or any other person is necessary in connection with the execution, delivery or performance by Seller of this Agreement, including without limitation the assignment of any contract right of Seller to Buyer, and the consummation of the transactions contemplated by this Agreement will not require the approval of any entity or person in order to prevent the breach or termination of any agreement or other right, privilege, license or agreement of Seller.

        Section 3.3 No Conflicting Agreements. Neither the execution and delivery of this Agreement by Seller nor the fulfillment of or compliance with the terms or provisions hereof will:

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        (a)  result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, (i) the Certificate of Incorporation or Bylaws of Seller, or (ii) any other agreement, mortgage, lease, license or other instrument or obligation to which Seller is a party or by which any of the Assets are bound, or (iii) any provision of any applicable law, rule, regulation or ordinance or any order, decree, writ or injunction of any court, administrative agency or governmental authority by which Seller is bound; or

        (b) result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever upon the Assets or render void or ineffective the execution, delivery or performance of this Agreement or the transactions contemplated hereunder.

        Section 3.4 Validity and Binding Effect. Seller has all requisite power and authority to enter into this Agreement, to sell the Assets to Buyer and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by or on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as the same may be limited by insolvency, bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general equitable principles.

        Section 3.5 Creditors and Liabilities. Set forth as Schedule 3.5 hereto is a true and complete listing of all the creditors and claimants of the Seller (the "Creditors") together with the amounts owed to each such creditor or claimant. Seller does not have any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise), and will likewise at the Closing have no liabilities or obligations except for those liabilities or obligations set forth on said Schedule 3.5. Seller shall promptly pay, perform and discharge all liabilities or obligations of Seller of any nature (whether absolute, accrued, contingent or otherwise) other than the Assumed Obligations.

        Section 3.6 Taxes. All federal, state, county, local and foreign taxes, including without limitation income, gross receipts, excise, import, ad valorem, property, franchise, license, sales, use, payroll, severance and windfall profits taxes, including any penalty, addition to tax, interest, assessment or other charge imposed thereon (collectively, "Taxes"), due and payable by Seller related to the Business for any period ending prior to the Closing Date have been paid in full. There are no federal, state or local tax liens upon any Assets. All returns and reports of Taxes required to be filed by or with respect to Seller prior to the Closing Date have been filed and all Taxes due as shown thereon have been paid. No issues have been raised (or are currently pending) by any governmental authority in connection with any of such returns or reports. In the event that there is an extension of the filing date of any return or report of Taxes disclosed (or which should have been disclosed) on Schedule 3.0 hereto, Seller shall timely file or cause to be filed all such returns contemplated by such extension and pay all Taxes due as shown thereon. No waivers of statutes of limitations as to any tax matters have been given or requested with respect to Seller.

        Section 3.7 Records. All books of account and other records of Seller related to the Business are complete and correct in all material respects, and there have been no transactions involving the Business which properly should have been set forth therein and which have not been accurately so set forth.

        Section 3.8 Compliance with Applicable Law. Seller is in full compliance with every applicable law, rule, regulation, ordinance, license, permit and other governmental action and authority and every order, writ, and decree of every court, administrative agency or other governmental authority in connection with the ownership, operation and maintenance of its Assets and the Business. No violation exists in respect of any such governmental authorization; no claim or proceeding is pending or threatened against Seller with respect thereto; and there is no basis known to Seller after due investigation for any such claim or proceeding.

        Section 3.9 Litigation. There are no claims, actions, proceedings, orders or investigations before any court or governmental or other regulatory or administrative agency or commission pending or threatened against Seller related to the Business. There is no valid basis for the assertion of any claim for damages of any kind against Seller relating to a product manufactured or sold by Seller related to the Business. Seller is not in default with respect to any judgment, order, writ, injunction, decree, or award from any court or other governmental instrumentality or arbitrator having jurisdiction over Seller. Seller is not in default with respect to any rule or regulation of any governmental department or other instrumentality having jurisdiction over Seller.

        Section 3.10 Employee Matters. Seller is in full compliance with all laws relating to the employment of labor, including without limitation provisions thereof relating to wages, hours, equal opportunity and the payment of Social Security and other Taxes, and is not engaged in any unfair labor practice. Seller is not aware of any union organization effort, strike, walk-out, boycott, slow-down, sick-out, work-stoppage or similar labor relations problem relating to the business of Seller. Set forth on Schedule 3.10 is a list of all director, officer or employee retirement, welfare or other benefit plans, agreements, practices, programs or arrangements of Seller in which employees of the Business participate.

        Section 3.11 Patents, Copyrights, Trademarks, Etc. There are no patents, trademarks, service marks, trade names, copyrights, know-how, processes, trade secrets and other intangible assets which are necessary for the conduct of the Business. The present conduct of the Business does not conflict with, infringe upon or violate the patents, trademarks, servicemarks, trade names, copyrights, know-how, processes, or trade secrets or other intangible assets of any other person or entity, and Seller has not received any notice of any infringement thereof.

        Section 3.12 Transactions Pending Closing. From the date of this Agreement through the Closing, Seller shall:


        (a) operate the Business only in the ordinary and usual course consistent with past practice;

        (b) not (i) acquire or dispose of any assets or properties of the Business, other than sales of inventory in the ordinary course of business; (ii) waive or release any claim or right or cancel any debt or claim held by it related to the Business; (iii) make any change in any method of accounting or accounting practice; (iv) do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any contract or commitment, or any judgment, decree, award, order or instrument, to which Seller is a party or is subject; (v) make any capital expenditure or commitment related to the Business; (vi) make any loan or advance to any person or entity (other than travel advances for expenses consistent with past practice), or guarantee any obligation or liability of any person or entity, or give any indemnification of any person or entity related to the Business;
             (vii) enter into any transaction inconsistent with this Agreement; or (viii) commit or agree to take any of such actions;


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
        (c) not (i) enter into any employment or services agreement for any employee related to the Business; (ii) grant any increase in the rate of compensation payable or to become payable to any of its officers or employees related to the Business; (iii) grant or increase any bonus, insurance, pension or other employee benefit to or with respect to any employees related to the Business;
             (iv)commit or agree to take any of such actions; and

        (d) endeavor in good faith to preserve the Business, to preserve the good will of customers and others having business relations with the Business and to keep available to Seller and Buyer the services of the officers and individuals who currently are performing services for Seller, whether or not they are employees of Seller.

        Section 3.13 Title to Assets. Seller has good and marketable title to, and is the owner of, each of the Assets, free and clear of all liens, mortgages, security agreements, leases, options, pledges, charges, covenants, conditions, restrictions and other encumbrances and claims of any kind or character whatsoever, and will convey the same to Buyer at the Closing.

        Section 3.14 Assets Necessary to Conduct Business. The Assets constitute all the assets, rights and properties presently used in connection with the Business and necessary to carry on the Business as presently conducted.

        Section 3.15 Tangible Personal Property. Schedule 1.1(b) attached hereto is a complete and correct list of all items of tangible personal property and fixtures of Seller.

        Section 3.16 Environmental Matters.

        (a) There are no "Hazardous Substances," as defined below, present upon, within or below any real property which is leased by Seller.

        (b) There has been no spill, release, discharge, dispersal, deposit, storage or disposal of any Hazardous Substances by Seller related to the Business.

        (c) Seller is not subject to any order, permit or directive relating to the generation, recycling, reuse, sale, storage, handling, transport or disposal of Hazardous Substances or directing cleanup of or payment of cleanup costs of Hazardous Substances.

        (d) There are no notices, claims, orders, directives, litigation, administrative or other proceedings, whether actual or threatened, or judgments or orders relating to any Hazardous Substances or other forms of pollution relating in any way to the Assets or the Business as conducted by Seller.

        (e) There is no basis for any such notice, claim, order, directive, litigation or proceeding.

        (f) As used herein, the term "Hazardous Substances" means: asbestos and any other substance, product, chemical or chemical by-product, waste or material defined, or regulated or designated as hazardous, toxic, deleterious or dangerous by any federal, state or local statute, regulation or ordinance presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time, including, but not limited to, the following federal statutes as amended: Resource Conservation and Recovery Act of 1976; Comprehensive Environmental

             Response, Compensation, and Liability Act of 1980; Clean Air Act; Hazardous Materials Transportation Act; Emergency Planning and Community Right-to-Know Act; Water Pollution Control Act; Clean Water Act of 1977; Insecticide, Fungicide, and Rodenticide Act; Pesticide Act of 1978; Toxic Substances Control Act; and Safe Drinking Water Act.

        Section 3.17 No Broker's Fees. Buyer and Seller each represent to the other that no finder's or broker's fee or commission will be owed to any party in connection with the purchase and lease of the assets discussed herein.

        Section 3.18 Delivery of Documents. True and complete copies of all written instruments described or listed on the Schedules hereto have been delivered to Buyer.

        Section 3.19 Full Disclosure. No representation or warranty by Seller in this Agreement or in any of the Schedules hereto, or other statement in writing or certificate furnished or to be furnished to Buyer by or on behalf of Seller in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they are made.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

        Except as specifically described on Schedule 4.0 hereto, Buyer hereby represents and warrants to Seller and covenants with Seller as follows:

        Section 4.1 Corporate Existence. Buyer is a corporation, duly organized, validly existing and in good standing under laws of the State of Oklahoma and has all requisite power and authority to enter into and perform its obligations under this Agreement.

        Section 4.2 Corporate Approvals. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate and other action; and no further corporate or other action is necessary on the part of Buyer for Buyer to execute, deliver and perform its obligations under this Agreement.

        Section 4.3 Consents. No consent, approval or authorization of or the making of any declaration or filing with, any governmental authority or any other person is required in order for Buyer to consummate the purchase of the Assets in accordance herewith.

        Section 4.4 No Conflicting Agreements. Neither the execution and delivery of this Agreement by Buyer nor the fulfillment of or compliance with the terms or provisions hereof will result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, the Certificate of Incorporation or Bylaws of Buyer or any agreement or other instrument to which Buyer is a party or by which it is bound, or result in the violation of any provision of any applicable law, rule, regulation or ordinance or any order, decree, writ or injunction of any court, administrative agency or governmental authority by which Buyer is bound.

        Section 4.5 Validity and Binding Effect. Buyer has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered on behalf of Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by insolvency, bankruptcy or other laws of general application affecting the enforcement of creditors' rights or by general equitable principles.

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
        Section 4.6 No Broker's Fees. Buyer has not incurred any liability for brokerage fees, finder's fees, agent's commissions, financial advisory forms, fees or other similar forms of compensation in connection with or in any way related to the transactions contemplated by this Agreement.

        Section 4.7 Full Disclosure. No representation or warranty by Buyer in this Agreement, or other statement in writing or certificate furnished or to be furnished to Seller by or on behalf of Buyer in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they are made.


                                    ARTICLE V
                        CERTAIN COVENANTS OF THE PARTIES
                        --------------------------------

        Section 5.1 Confidentiality. Commencing upon execution hereof, Seller will afford Buyer and its representatives and agents, during normal business hours, access to all properties, books, contracts, files, documents and records pertaining to Seller and its business. If the transaction is not consummated, Buyer will return to Seller all written data so obtained. Buyer is subject to, and shall remain subject to, a confidentiality agreement with Seller.

        Section 5.2 Reformation; Equitable Relief. In the event that the provisions of Section 5.1 above should ever be deemed to exceed the time, geographic or other limitations permitted by the laws of any applicable jurisdiction, then such provisions shall be deemed reformed as to such jurisdiction so as to provide for the maximum limitations provided by such laws. Seller specifically acknowledges and agrees that the remedy at law for any breach of any covenant set forth in Section 5.1 above, shall be inadequate and that Buyer, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

        Section 5.3 Employee Matters. Buyer may, at its sole discretion, extend offers of employment to any employees of Seller, and Seller shall not take any action to discourage any employees of Seller from entering into employment arrangements with Buyer or to retain any employees which Buyer desires to hire. The extension of offers of employment by Buyer, if any, shall be in Buyer's sole discretion; however, Buyer has expressed its intention to hire the employees of the Business subject to compliance with Buyer's hiring criteria. Seller shall, at Buyer's request, release any employees hired by Buyer from any non-compete or confidentiality agreements or commitments in favor of Seller. Buyer shall assume no obligation of Seller related to the employees of the Business. Seller shall retain any severance payment responsibilities with respect to its employees, whether or not such employees are hired by Buyer.

        Section 5.4 Registrations, Filings and Consents. Seller will cooperate in good faith, at Buyer's request, to make all registrations, filings, applications and to give all notices and to obtain all governmental and other consents, transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby or which may thereafter be reasonably necessary or desirable to effect the transfer or renewal of any other Assets.

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        Section 5.5 Further Assurances. Seller agrees that from time to time, whether at or after the Closing Date, each of them will execute and deliver, and will cause their affiliates to execute and deliver, such further instruments of conveyance and transfer and take such other action as Buyer may reasonably request in order to more effectively convey and transfer to Buyer the Assets and to assist in completing the other transactions contemplated by this Agreement.

        Section 5.6 Preservation of Business Relationships. Seller shall take all action reasonably requested by Buyer to attempt to preserve for Buyer the benefit of the Business and Seller's previous business relationship with suppliers and customers of the Business. Seller shall participate in any reasonable notice to third parties or other publicity regarding the sale of the Business to Buyer proposed by Buyer.

        Section 5.7 Contracts Where Necessary Consent to Assignment Not Obtained. In the event any contract or agreement included in the Assets requires the consent of a third party to its assignment to Buyer and such consent has not been obtained at or prior to Closing, Seller shall use its best efforts to attempt to obtain such consent from such third party. At the Closing and until such time (if ever) as such third party consent is obtained, Seller shall take all action necessary in order that Buyer may obtain the full value and benefit of such contract or agreement and Seller shall enter into all such arrangements reasonably requested by Buyer which shall cause the value of such contract or agreement to be preserved and inure to the benefit of Buyer as though such contract or agreement were assigned to Buyer hereunder.


                                   ARTICLE VI
                              CONDITIONS TO CLOSING
                              ---------------------

        Section 6.1 Conditions Precedent to Obligation to Close of Buyers. Buyer's obligation to proceed with the discussed herein shall be subject to the satisfaction of the following conditions at or prior to the Closing:

        (a) Buyer and Seller shall have executed the Agreement for the purchase and sale of the Assets that Buyer will acquire good title to the assets free and clear of all liens, encumbrances, and adverse claims that Seller will indemnify Buyer for all pre-closing liabilities of the business related to the Assets and confirming the accuracy of the financial statements of Seller. The effective date of the Agreement is the date of the Letter of Intent which is April 25, 2003 ("Effective Date") attached hereto as Schedule VI.

        (b) Buyer shall have determined, to its satisfaction the accuracy of Seller's representations and warranties

        (c) Buyer shall satisfy itself and its banks/investors as to the financial condition, assets, liabilities, obligations, and economic viability of Seller and its business.

        (d) Absence of Legal Impediment. There shall be no legal impediment to the consummation of the transactions contemplated hereby.

        (e) Satisfactory Due Diligence. Based on its due diligence efforts, the Buyer shall have determined that it is reasonably satisfied with the financial condition and prospects of the Assets.

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        (f)  Absence of Material Adverse Change. Since the Effective Date there shall not have been any material adverse change in the financial condition, Assets, liabilities or business of Seller.

        (g) Absence of Casualty Loss. There shall not have been any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the Business.

        (h) Consents. Seller shall have obtained the consent of all third parties to the assignment of the Assigned Contracts to Buyer on terms which are reasonably satisfactory to Buyer.

        Section 6.2 Conditions Precedent to Obligation of Seller to Close. The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

        (a) Statements True. Each of the representations and warranties of the Buyer contained in this Agreement shall, in all material respects, be true when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

        (b) Performance of Covenants. Each of the covenants and agreements of the Buyer to be performed on or prior to the Closing Date shall have been duly performed in all material respects.

        (c) Governmental Approval. No governmental agency or body shall have taken action or made any request of Seller as a result of which Seller deems it inadvisable to proceed with the transactions hereunder and no further consent or order from any governmental agency or body shall be necessary in order to effectuate the transactions hereunder.


                                   ARTICLE VII
                                 INDEMNIFICATION
                                 ---------------

        Section 7.1 Seller's Indemnity. Notwithstanding any investigation made by or on behalf of Buyer prior to or after the Closing, Seller agrees to indemnify and hold harmless Buyer, and its officers, directors and shareholders from and against and in respect of, and will reimburse such persons for:

        (a) Any and all damages, deficiencies, claims, losses, expenses, obligations, indebtedness and liabilities (collectively, "Liabilities") resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement by or on the part of Seller hereunder;

        (b) Any and all Liabilities of Seller incurred through the Closing Date, or which relate to any period ending, matter occurring or state of facts existing on or prior to the Closing Date (whether absolute, contingent or otherwise, and whether or not known or unknown) including without limitation, all Taxes related to such period and all Liabilities to third parties or to employees or agents of Seller for tort, negligence, personal injury, products liability, breach of contract, property damage or for other casualty loss or occurrence howsoever arising (including workmen's compensation and claims for strict liability in tort), whether or not any litigation or claim with respect thereto is now pending or has been threatened but excluding the Assumed Obligations; and

        (c) Any and all actions, claims, suits, proceedings, demands, assessments, judgments and costs incident to any of the foregoing, including without limitation reasonable attorneys' fees, court costs and interest.

        Section 7.2 Buyer's Indemnity. Notwithstanding any investigation made by or on behalf of Seller prior to or after the Closing, Buyer agrees to indemnify and hold harmless Seller and Seller's officers, directors and shareholders from and against, and in respect of, and will reimburse such persons for:

        (a) Any and all liabilities resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement by or on the part of Buyer hereunder;

        (b) Any and all liabilities of Buyer incurred after the Closing Date, or which relate to any period ending, matter occurring or state of facts existing after the Closing Date (whether absolute, contingent or otherwise, and whether or not known or unknown) including without limitation, all taxes related to such period and all Liabilities to third parties or to employees or agents of Buyer for tort, negligence, personal injury, products liability, breach of contract, property damage or for other casualty loss or occurrence howsoever arising (including workmen's compensation and claims for strict liability and tort), whether or not any litigation or claim with respect thereto is now pending or has been threatened but excluding Liabilities the existence or incurrence of which would constitute or cause a breach or violation of any agreement, representation or warranty of Seller herein; and

        (c) Any and all actions, claims, suits, proceedings, demands, assessments, judgments and costs incident to any of the foregoing, including without limitation reasonable attorneys' fees, court costs and interest.


                                  ARTICLE VIII
                               TAXES AND EXPENSES
                               ------------------

        Section 8.1 Sales and Use Tax. Seller shall be responsible for any sales and use taxes which may become due and owing by reason of the sale of the Assets hereunder but only to the extent not exempt under the laws of the State of Iowa.

        Section 8.2 Transfer Taxes. Seller shall bear all transfer, documentary and similar taxes and all other duties, levies or other governmental charges incurred by or imposed on the parties hereto with respect to the property transfers contemplated pursuant to this Agreement.

        Section 8.3 Recording Fees. Buyer shall pay all recording fees relating to the filing of instruments transferring title to Buyer from Seller.

        Section 8.3 Ad Valorem Taxes. Ad valorem, property and similar taxes and assessments with respect to the Assets for the assessment year in which the Closing occurs shall be prorated to the Closing Date, so that Seller shall be responsible for such taxes for the period prior to the Closing Date and Buyer shall be responsible for such taxes for the period on and after the Closing Date.

        Section 8.4 Other Expenses. Each party will bear its respective costs and expenses incurred in connection with the transaction and neither shall incur any liability to the other for such costs and expenses.


                                   ARTICLE IX
                                  MISCELLANEOUS
                                  -------------

        Section 9.1 Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements made in this Agreement or in any certificate or instrument delivered in connection herewith shall be in full force and effect notwithstanding any investigation made by or disclosure made to any party hereto, whether before or after the date hereof, shall survive the Closing, and shall continue to be applicable and binding thereafter.

        Section 9.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma. The parties agree that jurisdiction and venue for any matter arising out of or pertaining to this Agreement shall be proper only in the state courts located in Tulsa County, Oklahoma and the federal courts having jurisdiction over the Northern District of Oklahoma, and the parties hereby consent to such venue and jurisdiction.

        Section 9.3 Entire Agreement. This Agreement, including any Exhibits and Schedules hereto, contains the entire agreement and understanding between the parties hereto, and supersedes any and all prior agreements, arrangements and understandings, relating to the subject matter hereof. There are no written or oral agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless consented to in writing by Buyer and Seller.

        Section 9.4 Severability. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance (other than a term, covenant, condition or application which affects the essence of this Agreement) shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to those persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        Section 9.5 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given when delivered personally or when sent by facsimile or on the third day after being mailed by registered or certified mail, postage prepaid, addressed as follows:

             Greystone Manufacturing, L.L.C.
             c/o Warren F. Kruger, President
             1613 East 15th Street
             Tulsa, Oklahoma   74120

        Any party may change its address for receiving notices by giving written notice of such change to the other party in accordance with this Section 9.5.

        Section 9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement may not be assigned by either party without the written consent of the other.

        Section 9.7 Parties In Interest. Nothing in this Agreement shall entitle any party other than Buyer or Seller to any claim, cause of action, remedy or right of any kind.

        Section 9.8 Waiver. No waiver of any term, provision or condition of this Agreement shall be effective unless in writing, signed by the party against which such waiver is sought to be enforced, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such written waiver.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives on the day first above written.


                                           "BUYER"

                                           GREYSTONE MANUFACTURING, L.L.C.


                                           By: /s/ Warren F. Kruger
                                               ----------------------------

                                           Name: Warren F. Kruger
                                                 --------------------------

                                           Title: Manager
                                                  -------------------------


                                           "SELLER"

                                           GREYSTONE PLASTICS, INC.


                                           By: /s/ Bill Hamilton
                                               ----------------------------

                                           Name: Bill Hamilton
                                                 --------------------------

                                           Title: President
                                                  -------------------------

All annexes to this agreement are omitted from this Exhibit. The registrant will furnish supplementally a copy of any omitted annex to the Commission upon request.